As filed with the Securities and Exchange Commission on November 13, 1997
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                              SILGAN HOLDINGS INC.
             (Exact name of registrant as specified in its charter)
             Delaware                       06-1269834
          (State of Incorporation)          (I.R.S. Employer Identification No.)

                                4 Landmark Square
                           Stamford, Connecticut 06901
                    (Address of principal executive offices)
                              --------------------

                              Silgan Holdings Inc.
                               Fourth Amended and
                               Restated 1989 Stock
                                   Option Plan
                              (Full title of plan)
                              --------------------

                               Frank W. Hogan, III
                         Vice President, General Counsel
                                  and Secretary
                              Silgan Holdings Inc.
                                4 Landmark Square
                           Stamford, Connecticut 06901
                                 (203) 975-7110
       (Name and address of agent for service, including telephone number)
                              --------------------

                                    Copy to:
                       Winthrop, Stimson, Putnam & Roberts
                              695 East Main Street
                        Stamford, Connecticut 06904-6760
                                 (203) 348-2300
                       Attention: G. William Sisley, Esq.

                         CALCULATION OF REGISTRATION FEE
==============================================================================================
                              Amount      Proposed maximum     Proposed maximum     Amount of
Title of securities           to be       offering price     aggregate offering  registration
 to be registered            registered      per share <F1>        price <F1>        fee <F1>
----------------------------------------------------------------------------------------------
Common Stock, par value     3,533,417         $36.75             $62,878,567        $19,055
$.01 per share
==============================================================================================

-------------------------

<F1>     Of the  3,533,417  shares  available  under  the  Plan,  as of the date hereof, options with respect to an aggregate of 1,920,103 shares have been issued, and options with respect to an aggregate of 1,613,314 shares remain available for the grant of future awards. The proposed maximum aggregate offering price listed above has been determined pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and represents the sum of (i) the aggregate exercise price of all options granted to date under the Plan plus (ii) the product of the remaining shares available under the Plan multiplied by a per share price of $34.875, the average price of Silgan Holdings Inc. Common Stock on the Nasdaq National Market on November 11, 1997.

                                     PART I


               INFORMATION REQUIRED IN A SECTION 10(a) PROSPECTUS

         Note: The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1.  Plan Information.

         See Note above.

Item 2.  Registrant Information and Employee Plan Annual Information.

         See Note above.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents which have heretofore been filed by Silgan Holdings Inc. (the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

                  1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 000-22117).

                  2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 (File No. 000-22117).

                  3. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 (File No. 000-22117).

                  4. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997 (File No. 000-22117).

                  5. The Registrant's Current Reports on Form 8-K filed on January 27, 1997 (File No. 33-28409), February 5, 1997 (File No. 33-28409), February 20, 1997 (File No. 000-22117), May 21, 1997 (File
         No.  000-22117),  June 9, 1997 (File No. 000- 22117) and August 7, 1997
         (File No. 000-22117).

                  6. Description of the Registrant's capital stock incorporated by reference into the Registrant's Registration Statement on Form 8-A filed on February 7, 1997 pursuant to the 1934 Act (File No. 000-22117), including any amendment or report filed for the purpose of updating such description.

                  All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that any documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect and prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

                  The Common Stock being registered hereunder has been registered pursuant to Section 12 of the 1934 Act and a description of the Common Stock is incorporated by reference into the Registrant's registration statement filed with the Commission under the 1934 Act.


Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Restated Certificate of Incorporation and Amended and Restated By-laws of the Registrant provide for indemnification of officers and directors against costs and expenses incurred in connection with any action or suit to which such person is a party to the fullest extent permitted by the Delaware General Corporation Law. The Registrant has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the directors and officers of the Registrant in connection with the performance of their duties. Certain of the Registrant's affiliates also maintain insurance and provide indemnification substantially similar to the foregoing.


Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

Exhibit
Number                                  Description

  *4.1   -        Restated  Certificate  of  Incorporation   of  the  Registrant
                  (incorporated by reference to Exhibit 3.1 filed with the Registrant's Annual Report on Form 10-K for the year ended
                  December 31, 1996, Commission File No. 000-22117).

  *4.2   -        Amended  and  Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 filed with the Registrant's Annual
                  Report  on Form 10-K for the year  ended  December  31,  1996,
                  Commission File No. 000-22117).

     5   -        Opinion of Winthrop, Stimson, Putnam & Roberts.

  23.1   -        Consent of Ernst & Young LLP.

  23.2   -        Consent of Winthrop,  Stimson,  Putnam & Roberts  (included in
                  Exhibit 5).

    24   -        Power of Attorney (contained on signature page hereof).

   *99   -        Silgan  Holdings Inc.  Fourth  Amended and Restated 1989 Stock
                  Option Plan (incorporated by reference to Exhibit 10.21 filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, Commission File No. 000-22117).

--------
* Incorporated by reference.

Item 9.  Undertakings.

                  (1)  The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

                  (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 13th day of November, 1997.

                                        SILGAN HOLDINGS INC.


                                        By: /s/ R. Philip Silver
                                           ---------------------
                                           R. Philip Silver
                                           Chairman of the Board and
                                           Co-Chief Executive Officer


             KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints R. Philip Silver and D. Greg Horrigan, and each or any of them, his true and lawful attorney-in-fact and to act for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 to be filed pursuant to the Securities Act of 1933 in connection with the registration of shares of Common Stock, par value $.01 per share, of Silgan Holdings Inc., and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


Signature                             Title                          Date
---------                             -----                          ----

                            Chairman of the Board and
/s/ R. Philip Silver        Co-Chief Executive Officer
--------------------        (Principal Executive Officer)      November 13, 1997
(R. Philip Silver)



/s/ D. Greg Horrigan        President, Co-Chief Executive
--------------------             Officer and Director          November 13, 1997
(D. Greg Horrigan)

Signature                             Title                          Date
---------                             -----                          ----

/s/ Robert H. Niehaus                Director                  November 13, 1997
---------------------
(Robert H. Niehaus)



/s/ Leigh J. Abramson                Director                  November 13, 1997
---------------------
(Leigh J. Abramson)



/s/ Thomas M. Begel                  Director                  November 13, 1997
-------------------
(Thomas M. Begel)



/s/ Jeffrey C. Crowe                 Director                  November 13, 1997
--------------------
(Jeffrey C. Crowe)


                            Executive Vice President, Chief
/s/ Harley Rankin, Jr.      Financial Officer and Treasurer
----------------------        (Principal Financial Officer)    November 13, 1997
(Harley Rankin, Jr.)

                            Vice President, Controller and
/s/ Harold J. Rodriguez, Jr.     Assistant Treasurer
---------------------------- (Principal Accounting Officer)    November 13, 1997
(Harold J. Rodriguez, Jr.)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------


                                    EXHIBITS

                                   filed with

                             Registration Statement

                                       on

                                    Form S-8

                                      under

                           The Securities Act of 1933

                               -------------------


                              Silgan Holdings Inc.
                                 Fourth Amended
                                  and Restated
                             1989 Stock Option Plan


                              SILGAN HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                                  EXHIBIT INDEX


              Silgan Holdings Inc. Fourth Amended and Restated 1989
                                Stock Option Plan



         Exhibit
          Number                              Description

               *4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, Commission File No. 000-22117).

               *4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, Commission File No. 000-22117).

                  5       Opinion of Winthrop, Stimson, Putnam & Roberts.

               23.1       Consent of Ernst & Young LLP.

               23.2       Consent  of  Winthrop,   Stimson,   Putnam  &  Roberts
                          (included in Exhibit 5).

                 24       Power  of  Attorney   (contained  on  signature   page
                          hereof).

                *99 Silgan Holdings Inc. Fourth Amended and Restated 1989 Stock Option Plan (incorporated by reference to
                          Exhibit 10.21 filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, Commission File No. 000-22117).


------------------------------------

*  Incorporated by reference.